UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2011
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (304) 598-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation Arrangements of Certain Officers
On June 1, 2011, Centra Financial Holdings, Inc. entered into Employment Agreements regarding their continued employment with Darren K. Williams as Vice President and Chief Financial Officer and Treasurer, Kevin Lemley as Vice President and Chief Credit Administration Officer, and E. Richard Hilleary as Vice President — Commercial Lending. Each agreement is for a term of two years, and the employee is entitled to two years’ compensation and benefits in the event of a termination which is not for just cause. Mr. Williams’ agreement provides for a base salary of $160,000, Mr. Lemley’s agreement provides for a base salary of $135,964, and Mr. Hilleary’s agreement provides for a base salary of $130,812.
Item 9.01 Exhibits

Exhibit 10.49	Employment and Change-of-Control Agreement with E. Richard Hilleary dated June 1, 2011

Exhibit 10.52	Employment and Change-of-Control Agreement with Darren K Williams dated June 1, 2011

Exhibit 10.53	Employment and Change-of-Control Agreement with Kevin D. Lemley dated June 1, 2011
Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 7, 2011	Centra Financial Holdings, Inc.
	By:	/s/ Darren K Williams
Darren K Williams, Vice President and
Chief Financial Officer